EXHIBIT 32



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      In connection with the Quarterly Report of L.A.M. Pharmaceutical Corp.
(the "Company") on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), Joseph T. Slechta, the President, Chief Executive and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                             By: /s/ Joseph T. Slechta
                                 ----------------------------------------------
                                 Joseph T. Slechta, President, Chief Executive Officer and Principal Financial Officer



November 13, 2003